UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
     13405 Yarmouth Road N.W., Pickerington, Ohio 43147
(Address of principal executive offices) (Zip Code)
          (614) 864-6400
(Registrant’s telephone number, including area code)
          Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
On May 30, 2007, R. G. Barry Corporation (the “Company”) entered into a Closing Agreement on Final Determination Covering Specific Matters (the “Closing Agreement”) with the Commissioner of Internal Revenue (the “IRS”). As the Company has previously reported, the IRS had proposed certain adjustments relating to fiscal years 2001 and 2002, which could have resulted in an additional tax obligation for the Company of up to approximately $4.0 million, plus interest. Substantially all of the proposed adjustments related to the timing of certain deductions taken during that period. The Closing Agreement settled all of the proposed adjustments in exchange for a payment by the Company of $467,282.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

June 4, 2006	By:	/s/ Daniel D. Viren

Daniel D. Viren Senior Vice President — Finance, Chief Financial Officer and Secretary